UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2010 (August 4, 2010)

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SIONIX CORPORATION
(Exact name of Company as specified in Charter)

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Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2801 Ocean Park Blvd., Suite 339
Santa Monica, CA 90405
(Address of Principal Executive Offices)

(847) 235-4566
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Sionix Corporation (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01     Entry Into a Material Definitive Agreement

MWTS Purchase Agreement

On August 6, 2010, the Company entered into a Purchase Agreement (“System Purchase Agreement”) with Wenning Poultry, Inc. (“Wenning”) for the sale and installation of a Sionix Mobile Water Treatment System (the “MWTS”).  The Company previously signed a non-binding letter of intent on May 22, 2010 with Wenning which contemplated, among other things, sale of an MWTS to Wenning, which we reported in a Current Report on Form 8-K filed with the Commission on June 23, 2010 and disclosed under Item 8.01.  The System Purchase Agreement is the “purchase order” contemplated by the letter of intent and previously disclosed in the aforementioned Form 8-K.

The total purchase price for the sale and installation of the MWTS is $1,453,500, payable in four installments based on a schedule, the last of which is due upon completion of installation and acceptance of the product.  In the event that Wenning chooses to forego further installation of the MWTS, Wenning may terminate the System Purchase Agreement by providing the Company with fourteen (14) days’ prior written notice, in which event Wenning must pay the Company for all work completed through termination and for related losses incurred by the Company.  Wenning may also terminate the System Purchase Agreement in the event of an uncured default by the Company.

Financing

The Company entered into a financing with nine (9) investors for the purchase and sale of an aggregate of 6,833,331 units at a purchase price of $0.06 per unit for a total financing of $410,000 (the “Financing”).  The Financing closing took place on August 4, 2010, with the nine (9) investors for the purchase and sale of 6,833,331 units at a price of $0.06 per unit.  Each unit consisted of one (1) restricted share of common stock of the Company and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by fifty percent (50%), for a total of 3,416,664 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the respective closing date and are exercisable at a price of $0.17 per share.  The investors are accredited investors with no relationship to the Company other than as an investor in the Financing.

Item 3.02.    Unregistered Sales of Equity Securities

Reference is made to the disclosures regarding the Financing set forth under Item 1.01 above, which disclosures are incorporated herein by reference.

The Company paid a commission related to the Financing consisting of (a) a cash payment of $42,500, and (b) a five-year warrant to purchase up to 708,333 shares of the Company’s common stock at an exercise price of $0.17 per share.

The issuance of the restricted shares of the Company’s common stock to the nine (9) investors in the Financing, and the issuance of the warrants in connection therewith to the investors and the broker, were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, as a transaction by an issuer not involving a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2010

SIONIX CORPORATION

By:	/s/ James R. Currier
James R. Currier
Chief Executive Officer

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